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                                                                EXHIBIT (n)(a)

                        INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of Eaton Vance Advisers Senior Floating-Rate Fund of our report, dated February 20, 1998, appearing in the Statement of Additional Information, which is part of this Registration Statement.

/s/Deloitte & Touche LLP
----------------------
   Deloitte & Touche LLP

Boston, Massachusetts
February 24, 1998